FUND PARTICIPATION AGREEMENT

AMENDMENT NO. 1

April 17, 2000

     THIS AGREEMENT made as of the 17th day of February, 1998, by and among Lord Abbett Series Fund, Inc. ("FUND"), a Maryland Corporation, Lord, Abbett & Co. ("ADVISER"), a New York Partnership, and Sun Life Assurance Company of Canada (U.S.), (the "COMPANY") a life insurance company organized under the laws of the state of Delaware, is hereby amended as follows:

     1.   INTRODUCTION PARAGRAPH PAGE 1 is deleted in its entirety and replaced with the following:

     THIS AGREEMENT made as of the 17th day of February, 1998, and amended on April 17, 2000, by and among Lord Abbett Series Fund, Inc. ("FUND"), a Maryland Corporation, Lord, Abbett & Co. ("ADVISER"), a New York Partnership, Sun Life Assurance Company of Canada (U.S.), a life insurance company organized as a corporation under the laws of the state of Delaware, and Sun Life Insurance and Annuity Company of New York, a life insurance company organized as a corporation under the laws of the State of New York (each insurance company is hereinafter referred to as the "COMPANY").

     2.   Appendix B is deleted in its entirety and replaced with the following:

Appendix B

Separate Accounts                              Selected Portfolios

Sun Life of Canada (U.S.) Variable Account F     Growth and Income Portfolio

Sun Life (NY) Variable Account C                Growth and Income Portfolio

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers signing below.

Effective Date:  April 17, 2000

                                            Lord Abbett Series Fund, Inc.

                                             By:    _______________________________

                                            Name:

                                            Title:

                                            Lord, Abbett & Co.

                                            By:    _______________________________

                                            Name:

                                            Title:

                                            Sun Life Assurance Company of

                                            Canada (U.S.)

                                            By:    _______________________________

                                            Name:

                                            Title:

                                            By:    _______________________________

                                            Name:

                                            Title:

                                            Sun Life Insurance and Annuity Company of

                                            New York

                                            By:    _______________________________

                                            Name:

                                            Title:

                                            By:   _______________________________

                                            Name:

                                            Title:

J/GC/Lawdept/Tremblay2000/Participation Agreements/Lord Abbett/Lord Abbett Part Agree No 1 (4.17.00)